EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer

CONTACT:	Jonathan H. Downing
Executive Vice President, Corporate Development
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jennifer Beugelmans
(415) 896-6820
Media Relations: Steve DiMattia
(646) 277-8706
For Immediate Release
UCBH HOLDINGS, INC. ANNOUNCES ELECTION OF
MR. DAVID S. NG TO BOARD OF DIRECTORS
     SAN FRANCISCO, May 19, 2006 – UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), today announced that Mr. David S. Ng has been elected as a new member to the Board of Directors of the Company and the Bank at its Annual Meeting of Stockholders on May 18, 2006.
     Mr. Ng has over 20 years of experience in accounting, investment management and residential development. Since 2001, Mr. Ng has been the President and Managing Member of Greenwood Equities Group, LLC, a firm that manages and directs investments in stocks, bonds, options, mutual funds, derivatives, private equity placements, and venture capital offerings. He is also the President of Golden Gateway Associates, a real estate property investment firm, since 1992. Previously, he was the President and Managing Member of Wolf Development Co., LLC, a residential development firm. From 1975 to 1981, Mr. Ng served as an Associate and Assistant Professor of Accounting at the Graduate School of Business, Stanford University.
     Mr. Ng holds an A.B. in Mathematics, a B.S. in Economics, an M.B.A., and a Ph.D. in Business Administration from the University of California, Berkeley. He is also a California-licensed general building contractor.
     “We are very pleased to welcome Mr. Ng to our Board,” said Mr. Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “Mr. Ng is a strong addition to the Board as he brings more than 20 years of experience and expertise in accounting, investment management and residential development. We anticipate UCBH will benefit from his expertise, and we look forward to his contributions to the Company as we continue to further expand our franchise.”

     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading bank in the United States serving the Chinese community and American companies doing business in Greater China. With $7.99 billion in assets as of March 31, 2006, the Bank has 47 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, four branches in New York, three branches in New England, two branches in the Pacific Northwest, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents which the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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